UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

CORONADO BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 New England Executive Park, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:(781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On November 6, 2014, Coronado Biosciences, Inc. (the “Company”) issued an aggregate of 2,175,000 shares of its common stock to Lindsay A. Rosenwald, its Chairman, President and Chief Executive Officer, Michael S. Weiss, its Executive Vice Chairman, Strategic Development, Malcolm A. Hoenlein, a member of its Board of Directors, and DAK Capital, an investor unaffiliated with the Company. The Company’s Board of Directors and Audit Committee approved the private placement which is exempt from registration under the Securities Act of 1933, as amended pursuant to Section 4(2) thereof. The shares of Company common stock were sold at $1.61 per share, the closing price of the Company’s common stock on the NASDAQ Capital Market on November 6, 2014, and resulted in aggregate cash proceeds to the Company of $3,501,750. The form of the Subscription Agreement for the private placement is filed as Exhibit 10.61 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release regarding the private placement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.61	Form of Subscription Agreement.

99.1	Press release dated November 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

Date: November 10, 2014	/s/ Lucy Lu
	Name:	Lucy, Lu, M.D.
	Title:	Executive Vice President and Chief Financial Officer